1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
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McMoRan Exploration Co. Updates
Gulf of Mexico Exploration and Development Activities

NEW ORLEANS, LA, November 26, 2012 – McMoRan Exploration Co. (NYSE: MMR) updated its ultra-deep exploration and development activities in the shallow waters of the Gulf of Mexico (GOM) Shelf and onshore in the Gulf Coast area, including in progress flow testing operations at Davy Jones No. 1, positive drilling results onshore at Lineham Creek, new logging results from Blackbeard West No. 2 and in progress operations at Lomond North.

McMoRan today provided an update on the Davy Jones No. 1 production test currently in progress on South Marsh Island Block 230.  As previously reported in October 2012, McMoRan replaced heavy drilling mud in the hole with clear completion fluid, which was required to suppress flow in the well while the final steps were completed.  On November 11, 2012, the well was opened for test and flowed gas into an unmetered atmospheric tank before being flared.  To date, MMR has recovered completion fluids with weights of approximately 9 and 19 pounds per gallon and is initiating operations to inject a barite solvent into the formation in order to clean out the perforations to achieve a measureable flow test.  McMoRan will provide updates as flow testing operations progress and a measurable flow test is achieved.

As previously reported, McMoRan has drilled two successful sub-salt wells in the Davy Jones field.  The Davy Jones No. 1 well logged 200 net feet of pay in multiple Wilcox sands, which were all full to base.  The Davy Jones offset appraisal well (Davy Jones No. 2), which is located two and a half miles southwest of Davy Jones No. 1, confirmed 120 net feet of pay in multiple Wilcox sands, indicating continuity across the major structural features of the Davy Jones prospect, and also encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections.

Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres).  McMoRan is the operator and holds a 63.4 percent working interest and a 50.2 percent net revenue interest in Davy Jones.  Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), JX Nippon Oil Exploration (Gulf) Limited (12%) and Moncrief Offshore LLC (8.8%).

McMoRan today announced that the Lineham Creek exploratory well, located onshore in Cameron Parish, Louisiana, has encountered what appears to be hydrocarbon bearing porous sands above 24,000 feet, as identified by wireline logs.  The well, which has been drilled to 25,250 feet, will be deepened to a proposed total depth of 29,000 feet to evaluate Eocene and Paleocene objectives.  McMoRan is participating for a 36.0 percent working interest.  Other working interest owners include EXXI (9.0%) and W. A. “Tex” Moncrief Jr. (5.0%).

The Blackbeard West No. 2 ultra-deep exploration well on Ship Shoal Block 188 is currently drilling below 25,200 feet.  Recent logging data indicates that the well has encountered additional potential hydrocarbon bearing sands at approximately 25,000 feet.  These sands are in addition to the previously reported potential low-resistivity pay zones, including one of which is approximately 80 feet thick and requires further evaluation.  The well is currently being deepened towards a proposed total depth of 25,500 feet to evaluate deeper Miocene targets.  McMoRan holds a 69.4 percent working interest and a 53.1 percent net revenue interest in Ship Shoal Block 188.  Other working interest owners include EXXI (22.9%) and Moncrief Offshore LLC (7.7%).

The Lomond North ultra-deep prospect, which is located in the Highlander area in St. Martin Parish, LA, is currently drilling below 10,700 feet.  This exploratory well has a proposed total depth of 30,000 feet and is targeting Eocene, Paleocene and Cretaceous objectives below the salt weld.  McMoRan controls rights to approximately 80,000 gross acres in Iberia, St. Martin, Assumption and Iberville Parishes, Louisiana.  Lomond North is approximately 65 miles north of Davy Jones.  McMoRan is operator and currently holds a 72.0 percent working interest.  Other working interest owners include EXXI (18.0%) and W. A. “Tex” Moncrief Jr. (10.0%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding potential oil and gas discoveries, oil and gas exploration, development and production activities and costs, amounts and timing of capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity, the potential Main Pass Energy HubTM project and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, access to capital to fund drilling activities, the ability to obtain regulatory approvals and significant project financing for the potential Main Pass Energy HubTM project, as well as other general exploration and development risks and hazards and other factors described in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC, as updated by McMoRan’s subsequent filings.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

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